Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Howard H. Nolan
Senior Executive Vice President
Chief Financial Officer and Corporate Secretary
(631) 537-1000, ext. 7255

BRIDGE BANCORP, INC. ANNOUNCES FOURTH QUARTER 2014 DIVIDEND

(Bridgehampton, NY –January 7, 2015)  Bridge Bancorp, Inc. (NASDAQ®: BDGE), the holding company for The Bridgehampton National Bank, announced the declaration of a quarterly dividend of $0.23 per share.  The dividend will be payable on January 30, 2015 to shareholders of record as of January 20, 2015.  The Company continues its trend of uninterrupted dividends.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank (BNB).  Established in 1910, BNB, with assets of approximately $2.2 billion, and a primary market area of Suffolk and Southern Nassau Counties, Long Island, operates 29 retail branch locations. Through this branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB’s wholly owned subsidiary, Bridge Abstract.  Bridge Financial Services LLC offers financial planning and investment consultation.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

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